UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 6, 2012

Date of Earliest Event Reported: January 5, 2012

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2012, Constellation Energy Partners LLC (the “Company”) received a notice from NYSE Regulation on behalf of NYSE Arca that the Company’s most recent closing price of its units on NYSE Arca was $1.96 and that the closing price has been below the required $3.00 minimum for more than thirty consecutive trading days. However, the Company was informed that after consideration of overall market conditions, the Company’s capitalization and the number of its outstanding and publicly held units, among other factors, NYSE Regulation has waived the NYSE Arca $3.00 minimum unit price requirement at this time.

NYSE Regulation has informed the Company that it will continue to monitor the Company’s status with respect to the NYSE Arca listing standards and will periodically reevaluate this waiver. The Company is not required and does not currently intend to take any action with respect to this notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: January 6, 2012	By:	/s/ Charles C. Ward

Charles C. Ward
Chief Financial Officer and Treasurer